Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 (Amendment No. 2), of Liberty Resources Acquisition Corp., of our report dated September 2, 2021, except for Note 1, as to which the date is September 23, 2021, on our audit of the financial statements of Liberty Resources Acquisition Corp. as of July 31, 2021, and the related statements of operations, changes in stockholders’ equity and cash flows from April 22, 2021 (inception) through July 31, 2021, and the reference to us under the caption “Experts.”

Ocean, New Jersey

October 5, 2021